Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Second Quarter 2012 Results

•	Earnings per share of $0.27; earnings per share as adjusted of $0.37, a quarterly record and a 19% year-over-year increase

•	Revenues reach new all-time quarterly record of $792 million

•	Achieved record operating margins in all platforms

CLEVELAND – July 31, 2012 – PolyOne Corporation (NYSE: POL) today reported $792.0 million of revenues for the second quarter of 2012, an increase compared to $768.8 million in the second quarter of 2011.

Diluted earnings per share totaled $0.27 in the second quarter of 2012 compared to $0.30 in the second quarter of 2011. Adjusted diluted earnings per share increased 19% to $0.37 for the second quarter of 2012, up from $0.31 in the second quarter last year.

“I am very pleased with our second quarter results, as each of our three strategic platforms reported both operating margin expansion and operating income growth,” said Stephen D. Newlin, chairman, president and chief executive officer. “We overcame weakness in European demand to deliver record quarterly adjusted earnings per share, due primarily to accretion from the ColorMatrix acquisition and margin expansion in North America and Asia. Our progress in Asia continues to accelerate, having strengthened our commercial leadership in the region in 2011. Even if China’s economy slows in the quarters ahead, we expect to register solid results due to new business gains.”

Newlin continued, “This marks PolyOne’s eleventh consecutive quarter of double-digit expansion of year-over-year adjusted earnings per share. In addition, I am proud to report that both of our Specialty segments, where we have the greatest European exposure, delivered organic operating income growth compared to last year. We achieved this improvement one quarter ahead of expectations.”

“We ended the quarter with $209.3 million of cash as a result of excellent working capital management. This, coupled with $193.6 million of availability under our asset-based revolver, leaves us with ample liquidity to fund future growth initiatives and provide returns to shareholders through dividends and share buybacks,” added Richard J. Diemer, Jr., senior vice president and chief financial officer. “During the quarter, we repurchased 1.1 million common shares under our existing share buyback program.”

Commenting on the company’s outlook, Newlin said, “Although the European economy and a weaker Euro remain challenging, through the disciplined execution of our four pillar strategy and accretion from our ColorMatrix acquisition, we continue to expect to deliver record adjusted earnings per share in 2012, in line with our goal to consistently deliver double-digit EPS expansion.”

The company recorded one-time expenses of $11.8 million ($8.0 million after tax; $0.09 per share) related to special items in the second quarter of 2012. The largest of these special items was a charge of $8.7 million ($6.1 million after tax; $0.07 per share) of targeted actions to reduce costs in Europe. Environmental remediation was $2.9 million ($1.8 million after tax; $0.02 per share). In addition, there were unfavorable tax adjustments of $0.9 million ($0.01 per share) recorded in the second quarter of 2012, primarily related to adjustments in valuation allowances on deferred tax assets. Special items of $1.4 million ($.9 million after tax; $0.01 per share) in the second quarter of 2011 related primarily to environmental remediation costs.

Second Quarter 2012 Conference Call

The company’s performance for the second quarter will be discussed on a conference call at 9:00 a.m. Eastern Daylight Time on August 1, 2012. The call can be accessed by dialing 866-543-6403 (International: 617-213-8896) and entering passcode 39630206, or via webcast at www.polyone.com/investor. The replay will be available for two weeks, beginning at 12:00 p.m. Eastern Time, August 1, 2012 and can be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 62707853 or on the Company’s website at www.polyone.com/investor.

About PolyOne

PolyOne Corporation, with 2011 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

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To access PolyOne’s news library online, please visit www.polyone.com/news

Investor Relations Contact:

Cynthia D. Tomasch

Vice President, Planning & Investor Relations

PolyOne Corporation

+1 440-930-3155

cynthia.tomasch@polyone.com

Media Contact:

Kyle Rose

Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; SunBelt’s future results of operations and corresponding impact on any additional earn-outs that we may be entitled to; the ability to successfully integrate ColorMatrix and achieve the expected results from the acquisition, including the acquisition being accretive; the ability to successfully form and operate our joint venture in the Middle East; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

Supplemental Information

Summary of Consolidated Operating Results (Unaudited)

Second Quarter 2012

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating results:
Sales	$792.0	$768.8	$1,573.0	$1,487.3
Operating income	53.1	50.5	98.0	230.3
Net income	24.6	28.5	44.8	138.7
Basic earnings per share	$0.28	$0.31	$0.50	$1.48
Diluted earnings per share	$0.27	$0.30	$0.49	$1.45

Senior management uses comparisons of net income and diluted earnings per share (EPS) before adjustments to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended June 30, 2012		Three Months Ended June 30, 2011
	$	EPS	$	EPS
Reconciliation to Consolidated Statements of Operations
Net income	$24.6	$0.27	$28.5	$0.30
Special items, after tax (Attachment 2)	8.0	0.09	0.9	0.01
Tax adjustments (a)	0.9	0.01	0.4	–

Adjusted net income / EPS	$33.5	$0.37	$29.8	$0.31

	Six Months Ended June 30, 2012		Six Months Ended June 30, 2011
	$	EPS	$	EPS
Reconciliation to Consolidated Statements of Operations
Net income	$44.8	$0.49	$138.7	$1.45
SunBelt equity income, after tax	—	—	(3.7)	(0.05)
Special items, after-tax (Attachment 2)	14.1	0.16	(78.9)	(0.82)
Tax adjustments (a)	1.0	0.01	(1.1)	(0.01)

Adjusted net income / EPS	$59.9	$0.66	$55.0	$0.57

(a)	Tax adjustments include the net tax expense (benefit) from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets.

Attachment 2

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Special items (1):
Cost of sales
Employee separation and plant phaseout costs	$—	$(0.3)	$(0.4)	$(0.5)
Reimbursement of previously incurred environmental costs	—	—	—	1.9
Environmental remediation costs	(2.9)	(1.6)	(4.5)	(3.1)
Acquisition related adjustments	—	—	(5.4)	(0.1)

Impact on cost of sales	(2.9)	(1.9)	(10.3)	(1.8)

Selling and administrative expense
Employee separation and plant phaseout costs	(8.7)	(0.1)	(8.8)	(0.2)
Unrealized gain on foreign currency option contracts	0.7	—	0.2	—
Acquisition related costs	(0.9)	(0.7)	(1.8)	(1.7)

Impact on selling and administrative	(8.9)	(0.8)	(10.4)	(1.9)

Gain on sale of investment in SunBelt	—	—	0.4	128.2

Impact on operating income	(11.8)	(2.7)	(20.3)	124.5

Other income (expense), net
Gain on sale of investment in O’Sullivan	—	—	—	0.5
Royalty income	—	1.3	—	1.3

Impact on income (expense), net	—	1.3	—	1.8

Impact on income before income taxes	(11.8)	(1.4)	(20.3)	126.3

Income tax benefit (expense) on special items	3.8	0.5	6.2	(47.4)

Impact of special items on net income	$(8.0)	$(0.9)	$(14.1)	$78.9

Basic impact per common share	$(0.09)	$(0.01)	$(0.16)	$0.84
Diluted impact per common share	$(0.09)	$(0.01)	$(0.16)	$0.82

Weighted average shares used to compute earnings per share:
Basic	89.1	93.1	89.1	93.5
Diluted	90.7	95.5	90.7	95.8

(1)	Special items are a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; other one-time, non-recurring items; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results.

Attachment 3

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Sales	$792.0	$768.8	$1,573.0	$1,487.3
Cost of sales	637.3	639.6	1,277.7	1,235.4

Gross margin	154.7	129.2	295.3	251.9
Selling and administrative expense	101.6	78.7	197.7	155.5
Income related to previously owned equity affiliates	—	—	0.4	133.9

Operating income	53.1	50.5	98.0	230.3
Interest expense, net	(12.4)	(8.4)	(24.7)	(16.9)
Other (expense) / income, net	(1.2)	1.6	(2.3)	1.4

Income before income taxes	39.5	43.7	71.0	214.8
Income tax expense	(14.9)	(15.2)	(26.2)	(76.1)

Net income	$24.6	$28.5	$44.8	$138.7

Less: Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to PolyOne common shareholders	$24.6	$28.5	$44.8	$138.7

Earnings per common share:
Basic earnings	$0.28	$0.31	$0.50	$1.48
Diluted earnings	$0.27	$0.30	$0.49	$1.45

Cash dividends declared per common share	$0.05	$0.04	$0.10	$0.08

Weighted-average shares used to compute earnings per share:
Basic	89.1	93.1	89.1	93.5
Diluted	90.7	95.5	90.7	95.8

Attachment 4

PolyOne Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	(Unaudited)
	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$209.3	$191.9
Accounts receivable, net	405.7	321.0
Inventories	257.3	243.3
Other current assets	55.4	85.4

Total current assets	927.7	841.6
Property, net	379.3	397.6
Goodwill	394.2	394.5
Other intangible assets, net	335.2	341.9
Deferred income tax assets	10.2	8.8
Other non-current assets	97.6	94.4

Total assets	$2,144.2	$2,078.8

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$3.0	$3.0
Accounts payable	350.0	294.8
Accrued expenses	134.7	144.6

Total current liabilities	487.7	442.4
Non-current liabilities:
Long-term debt	702.8	704.0
Post-retirement benefits other than pensions	18.2	18.9
Pension benefits	194.6	203.6
Other non-current liabilities	134.2	121.6

Total non-current liabilities	1,049.8	1,048.1
Shareholders’ equity
PolyOne shareholders’ equity	604.3	588.3
Noncontrolling interests	2.4	—

Total equity	606.7	588.3

Total liabilities and shareholders’ equity	$2,144.2	$2,078.8

Attachment 5

PolyOne Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Six Months Ended
	June 30,
	2012	2011
Operating Activities
Net income	$44.8	$138.7
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	35.6	28.4
Deferred income tax provision	11.3	36.8
Provision for doubtful accounts	0.7	1.2
Stock compensation expense	5.0	2.6
Income related to previously owned equity affiliates	(0.4)	(133.9)
Changes in assets and liabilities:
Increase in accounts receivable	(88.1)	(91.0)
Increase in inventories	(15.4)	(33.7)
(Decrease) increase in accounts payable	57.0	88.6
Decrease in pensions and other post-retirement benefits	(18.3)	(18.5)
Increase (decrease) in accrued expenses and other	0.1	(28.1)

Net cash provided (used) by operating activities	32.3	(8.9)

Investing Activities
Capital expenditures	(16.7)	(20.5)
Business acquisitions, net of cash acquired	—	(21.8)
Proceeds from sale of equity affiliate and other assets	18.9	135.8

Net cash (used) provided by investing activities	2.2	93.5

Financing Activities
Repayment of long-term debt	(1.5)	(20.0)
Purchase of common shares for treasury	(15.9)	(28.0)
Exercise of stock options and awards	6.4	3.9
Cash dividends paid	(8.0)	(3.8)
Proceeds from noncontrolling interests	2.4	—

Net cash (used) provided by financing activities	(16.6)	(47.9)
Effect of exchange rate changes on cash	(0.5)	2.0

Increase in cash and cash equivalents	17.4	38.7
Cash and cash equivalents at beginning of period	191.9	378.1

Cash and cash equivalents at end of period	$209.3	$416.8

Attachment 6

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 2; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Sales:
Global Specialty Engineered Materials	$138.9	$147.5	$280.9	$299.4
Global Color, Additives and Inks	191.9	146.2	375.0	286.6

Specialty Platform	330.8	293.7	655.9	586.0
Performance Products and Solutions	222.7	241.4	446.3	450.1
PolyOne Distribution	270.6	265.5	533.6	512.5
Corporate and eliminations	(32.1)	(31.8)	(62.8)	(61.3)

Sales	$792.0	$768.8	$1,573.0	$1,487.3

Gross margin:
Global Specialty Engineered Materials	$32.6	$33.4	$65.8	$68.1
Global Color, Additives and Inks	61.1	37.5	117.6	72.9

Specialty Platform	93.7	70.9	183.4	141.0
Performance Products and Solutions	35.5	34.0	66.5	61.2
PolyOne Distribution	28.9	27.5	58.0	53.7
Corporate and eliminations	(3.4)	(3.2)	(12.6)	(4.0)

Gross margin	$154.7	$129.2	$295.3	$251.9

Selling and administrative:
Global Specialty Engineered Materials	$(19.8)	$(20.7)	$(41.2)	$(41.4)
Global Color, Additives and Inks	(39.0)	(24.9)	(78.2)	(49.1)

Specialty Platform	(58.8)	(45.6)	(119.4)	(90.5)
Performance Products and Solutions	(13.2)	(12.7)	(26.4)	(25.6)
PolyOne Distribution	(12.2)	(12.2)	(24.6)	(23.7)
Corporate and eliminations	(17.4)	(8.2)	(27.3)	(15.7)

Selling and administrative	$(101.6)	$(78.7)	$(197.7)	$(155.5)

Operating income:
Global Specialty Engineered Materials	$12.8	$12.7	$24.6	$26.7
Global Color, Additives and Inks	22.1	12.6	39.4	23.8

Specialty Platform	34.9	25.3	64.0	50.5
Performance Products and Solutions	22.3	21.3	40.1	35.6
PolyOne Distribution	16.7	15.3	33.4	30.0
Corporate and eliminations	(20.8)	(11.4)	(39.5)	114.2

Operating income	$53.1	$50.5	$98.0	$230.3

Specialty Platform consists of our two specialty businesses: Global Specialty Engineered Materials; and Global Color, Additives and Inks. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items and excluding the results of the divested SunBelt equity investment to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 2 for a definition of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation to Consolidated Statements of Operations
Sales	$792.0	$768.8	$1,573.0	$1,487.3

Gross margin before special items	$157.6	$131.1	$305.6	$253.7
Special items in gross margin (Attachment 2)	(2.9)	(1.9)	(10.3)	(1.8)

Gross margin – GAAP	$154.7	$129.2	$295.3	$251.9

Gross margin before special items as a percent of sales	19.9%	17.1%	19.4%	17.1%
Operating income before special items	$64.9	$53.2	$118.3	$105.8
Special items in operating income (Attachment 2)	(11.8)	(2.7)	(20.3)	124.5

Operating income – GAAP	$53.1	$50.5	$98.0	$230.3

Operating income before special items as a percent of sales	8.2%	6.9%	7.5%	7.1%

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	(Unaudited)
	June 30,	December 31,
	2012	2011
Reconciliation to Condensed Consolidated Balance Sheets
Current portion of long-term debt	$3.0	$3.0
Long-term debt	702.8	704.0
Less cash and cash equivalents	(209.3)	(191.9)

Net debt	$496.5	$515.1